Exhibit 10.2

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of October 10, 2018, between Compugen Ltd., a corporation organized under the laws of the State of Israel (the "Company"), and Bristol-Myers Squibb Company (“Purchaser”), a Delaware corporation.

WHEREAS, concurrently with the entering into of this Agreement, the Company and Purchaser are entering into that certain Master Clinical Collaboration Agreement and Study Plan No.1 thereunder, each dated as of the date of this Agreement (the “Collaboration Agreement”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, securities of the Company pursuant to an exemption from registration under the Securities Act (as defined below), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I.
 DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

"Acquiring Person" shall have the meaning ascribed to such term in Section 4.4.

"Action" shall have the meaning ascribed to such term in Section 3.1(j).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

"Board of Directors" means the board of directors of the Company.

"Business Day" means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or Israel or any day on which banking institutions in the State of New York or the State of Israel are authorized or required by law or other governmental action to close.

“Collaboration Agreement” has the meaning set forth in the recitals.

"Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

"Closing Date" means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) Purchaser's obligations to pay the Subscription Amount and (ii) the Company's obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the ordinary shares of the Company, par value NIS 0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Disclosure Schedules" means the Disclosure Schedules of the Company delivered concurrently herewith.

"Disclosure Time" means, (i) if this Agreement is signed after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, or (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Equity Incentive Plans” means Compugen Share Option Plan (2000) and Compugen 2010 Share Incentive Plan.

"Evaluation Date" shall have the meaning ascribed to such term in Section 3.1(s).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended.

"FDA" shall have the meaning ascribed to such term in Section 3.1(cc).

"FDCA" shall have the meaning ascribed to such term in Section 3.1(cc).

“Fundamental Representations” shall have the meaning ascribed to such term in Section 4.7.

"GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

"Governmental Authority" means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

 "Indebtedness" means (i) any liabilities for borrowed money or amounts owed (other than accounts payable incurred in the ordinary course of business), (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto); and (iii) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(p).

"ISA" means the Israel Securities Authority.

"Israeli Securities Law" shall have the meaning assigned to such term in Section 3.1(f).

“Law” or “Laws” means all applicable laws, statutes, rules, codes, regulations, orders, judgments, decrees, injunctions, awards, rulings and/or ordinances of any Governmental Authority, including under common law.

"Liens" means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b).

"Material Permits" shall have the meaning ascribed to such term in Section 3.1(n).

"Nasdaq" shall have the meaning ascribed to such term in Section 2.3(b)(vi).

“Non-Fundamental Representations” shall have the meaning ascribed to such term in Section 4.7.

"Organizational Documents" shall have the meaning ascribed to such term in Section 3.1(b).

"Per Share Purchase Price" equals $4.95 (Four Dollars and Ninety-Five Cents), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Pharmaceutical Product" shall have the meaning ascribed to such term in Section 3.1(cc).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Purchaser Party" shall have the meaning ascribed to such term in Section 4.5.

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h).

"Securities" means the Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Shares" means the shares of Common Stock issued or issuable to Purchaser pursuant to this Agreement.

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

"Subscription Amount" means $12,000,000.

"Subsidiary" means any direct or indirect subsidiary of the Company, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

"TASE" shall have the meaning ascribed to such term in Section 2.3(b)(vi).

"Trading Day" means a day on which the principal Trading Market is open for trading.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the TASE (or any successors to any of the foregoing).

"Transaction Documents" means this Agreement, all exhibits and schedules hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.  For clarity, Transaction Documents shall not include the Collaboration Agreement.

"Transfer Agent" means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, NY 11219 and a facsimile number of (718) 765-8717, and any successor transfer agent of the Company.

ARTICLE II.
 PURCHASE AND SALE

2.1          Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and Purchaser agrees to purchase, 2,424,243 (Two Million Four Hundred Twenty-Four Thousand Two Hundred Forty-Three) Shares against payment by Purchaser of $4.95 (Four Dollars and Ninety-Five Cents) per share for an aggregate purchase price of the Subscription Amount to the Company; provided, however, that in the event of any stock dividend, stock split, combination of shares or recapitalization with respect to the Common Stock after the date of this Agreement and on or prior to the Closing, the number of Shares shall be adjusted proportionately. The Company shall deliver to Purchaser the Shares, and the Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction (or waiver in accordance hereof) of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at 10:00 a.m. New York time at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036 or such other time, date and location as the parties shall mutually agree.

2.2          Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to Purchaser:

(i)          a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to make book-entry notations representing the Shares, against delivery of the Subscription Amount, registered in the name of Purchaser containing applicable U.S. securities law restrictions and legends;

(ii)          a legal opinion from Cooley LLP, United States legal counsel to the Company, in form and substance reasonably acceptable to Purchaser; and

(iii)          a legal opinion from Shibolet & Co., Israeli legal counsel to the Company, in form and substance reasonably acceptable to Purchaser.

(b)          On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered the Purchaser's Subscription Amount, by wire transfer of immediately available funds, to the Company in accordance with wire instructions attached hereto as Exhibit A.

2.3          Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met (or waived by Company):

(i)          the representations and warranties made by the Purchaser in Section 3.2 shall be true and correct in all material respects as of the date when made and as of the Closing Date (unless any such representation or warranty speaks as of a specific date therein, in which case such representation or warranty shall be true and correct in all material respects as of such date), except for those representations and warranties that are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects as of the date when made and as of the Closing Date (unless any such representation or warranty speaks as of a specific date therein, in which case such representation or warranty shall be true and correct as of such date);

(ii)          all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects (or, to the extent obligations, covenants and agreements are qualified by materiality or Material Adverse Effect, in all respects);

(iii)          the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv)          each of the Company and Purchaser shall have executed and delivered the Collaboration Agreement, and the Collaboration Agreement shall not have been terminated and shall be effective in accordance with its terms.

(b)          The obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met (or waived by Purchaser):

(i)          (A) The representations and warranties made by the Company (a) in Section 3.1 (other than the representations and warranties set forth in Sections 3.1(a)-(g)), without regard to materiality or Material Adverse Effect qualifiers contained within such representations and warranties, shall be true and correct in all respects as of the Closing Date, except for any failure of such representations and warranties to be true and correct that would not reasonably be expected to have a Material Adverse Effect, and (b) in Sections 3.1(a)-(g) shall be true and correct in all respects as of the Closing Date;

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects (or, to the extent obligations, covenants and agreements are qualified by materiality or Material Adverse Effect, in all respects);

(iii)         the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)         the Company shall have delivered to the Purchaser evidence, in form and substance reasonably satisfactory to the Purchaser, that each of the Required Approvals was received as of the Closing;

(v)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vi)         the Shares shall be duly listed, and admitted and authorized for trading, on the Nasdaq Global Market (“Nasdaq”) and an application for listing shall have been filed with the Tel Aviv Stock Exchange (the “TASE”) (subject to official notice of issuance, if required);

(vii)        the Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the Board of Directors of the Company has approved the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities and that they remain in effect, certifying the current versions of the Organizational Documents of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(viii)       the sale of the Shares by the Company to the Purchaser hereunder shall not be prohibited by any Law;

(ix)          from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended, nor shall a suspension have been threatened in writing, by the Commission, the ISA, the Nasdaq, or the TASE and, at any time prior to the Closing Date, trading in securities shall not have been limited in any material respect or suspended, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared by any of the United States, New York State or Israeli authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(x)          each of the Company and Purchaser shall have executed and delivered the Collaboration Agreement, and the Collaboration Agreement shall not have been terminated and shall be effective in accordance with its terms.

ARTICLE III.
 REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Purchaser as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)          Subsidiaries.  All of Subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding share capital of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)          Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and described in the SEC Reports.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents (collectively, the “Organizational Documents”).  True and correct copies of the Company’s Organizational Documents, as in effect on the date of this Agreement, are each filed or incorporated by reference as exhibits to the SEC Reports.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company's shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Law.

(d)          No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's Organizational Documents, or (ii) conflict with, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of any Lien upon the Shares or any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Law to which the Company or a Subsidiary is subject (including, without limitation, local, foreign, federal and state securities laws and regulations and the rules and regulations of the NASDAQ and the TASE), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing and approval of an application for the listing of the Shares with NASDAQ for trading thereon in the time and manner required thereby, (ii) the approval of the listing of the Shares on the TASE, and (iii) such filings as are required to be made with the Commission or under applicable state securities laws, which filings shall be made in a timely manner in accordance with all Laws (collectively, the "Required Approvals").

(f)          Issuance of the Securities; Registration.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens or restrictions on transfer, including preemptive rights, rights of first refusal, purchase option, call option, subscription right or other similar rights, other than as arising pursuant to the Transaction Documents, as a result of any action by the Purchaser or under local, federal, state or foreign securities Laws.  The Company has reserved from its duly authorized share capital the maximum number of shares of Common Stock issuable pursuant to this Agreement. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement and subject to the Required Approvals, the Shares will be issued in compliance with all applicable local, federal, state and foreign securities laws.  No stop order or suspension of trading of Common Stock has been imposed by Nasdaq, the SEC, the TASE or the ISA and remains in effect.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act.  The Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act and the Company has not received any written notification that the Commission is contemplating terminating such registration.  The Common Stock is listed on the Nasdaq and the TASE, and there are no proceedings pending or, to the knowledge of the Company, threatened to revoke or suspend the listing of the Shares on Nasdaq and the TASE.  The Company is in compliance in all material respects with the requirements of the Nasdaq and TASE for continued listing of Common Stock thereon, and the Company has not received any notice of, nor to the Company’s knowledge is there any basis for, the delisting of the Common Stock from NASDAQ or the TASE. The Shares are not, or upon issuance will not be, subject to any transfer restrictions under Israeli law except for restrictions on resale of such securities on the TASE pursuant to the Israeli Securities Law and the regulations promulgated thereunder.

(g)          Capitalization.  As of the date hereof, the capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof.  Except as set forth in Schedule 3.1(g), no other shares of Common Stock, or any securities convertible into any capital stock of the Company, were issued, reserved for issuance or outstanding, and the Company does not have outstanding any options to purchase, any preemptive rights or other rights to subscribe for or to purchase, or any written contracts, leases, licenses, indentures, agreements, commitments or other legally binding arrangements to issue or sell, shares of its capital stock or any such options, rights, convertible securities or warrants other than granted under the Equity Incentive Plans.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 3.1(g) and except a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or share capital of any Subsidiary.  The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All of the outstanding share capital of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company's share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.  Other than as set forth on Schedule 3.1(g), the Company does not have any outstanding Indebtedness and is not a party to any contract, agreement or instrument relating to any Indebtedness.

(h)          SEC Reports; Financial Statements.  The Company has timely filed or furnished all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, and financial statements notes and schedules thereto being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing or furnishing and has filed or furnished any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the applicable portions of the Sarbanes-Oxley Act of 2002, and none of the SEC Reports, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  True and complete copies of the SEC Reports are available for public access via the Commission’s EDGAR system. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited interim financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and, if applicable, cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments, which will not be material, either individually or in the aggregate.  All material Contracts that were required to be filed or furnished by the Company as exhibits to the SEC Reports to which the Company is a party or the property or assets of the Company is subject (collectively, the “Material Agreements”), have been filed or furnished as exhibits to the SEC Reports.  All Material Agreements are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and, to the knowledge of the Company, are valid and binding obligations of the other party thereto, enforceable against each other party thereto in accordance with their respective terms.  The Company is not in default under or in violation of (and no event has occurred that with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of Material Agreements.

(i)          Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, fact, circumstance, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, other accounts payable, accrued expenses and accrued severance pay incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting in any material respect, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital, (v) the Company has not sold any assets or made any capital expenditures outside the ordinary course of business, (vi) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company share option plans; and (vii) the Company has not made any change or amendment to the Organizational Documents.   The Company has not taken any steps to seek protection pursuant to any Law relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that (i) would be required to be disclosed by the Company under applicable securities laws or Trading Market rules at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made or (ii) could reasonably be expected to have a Material Adverse Effect.

(j)          Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by NASDAQ or the TASE or any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action").  None of the Actions set forth on Schedule 3.1(j) (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or, to the Company’s knowledge, has been the subject of any Action involving a claim of violation of or liability under Israeli or United States federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or the ISA involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.  The Company believes that its relations with its employees are good. None of the Company's or its Subsidiaries' employees is a member of a union that relates to such employee's relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations relating to employment (including laws relating to classification of employees and independent contractors) and employment practices and benefits, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There are no claims pending against the Company or any Subsidiary before any Governmental Authority asserting any violation of labor laws or regulations.

(l)          Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local Laws, except in each case in clauses (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder ("Environmental Laws"); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor any Subsidiary is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and, there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

(n)          Regulatory Permits.  The Company and each of the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification in any material respect of any Material Permit.

(o)          Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of local, federal, state, foreign or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(p)          Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as currently conducted and as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights").  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received a written notice of a claim or otherwise has knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, except where such enforceability issues or infringement would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)          Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reasonable basis to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from another recognized insurance provider of similar standing as may be necessary to continue its business without a significant increase in cost.

(r)          Transactions With Affiliates and Employees.  Except as set forth on Schedule 3.1(r), none of the officers, directors, employees or affiliates of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director, employee or affiliate or, to the knowledge of the Company, any entity in which any officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.  All transactions among the Company or any Subsidiary, on the one hand, and any officer, director, employees or shareholder of the Company or any Subsidiary, on the other hand, have been approved in accordance with Laws and the rules of any Trading Market.

(s)          Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms.  The Company's certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of its most recently completed fiscal year (such date, the "Evaluation Date").  The Company presented in its most recently filed annual report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries. The Company has not received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company that has not been cured or otherwise resolved prior to the date hereof.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(t)          Certain Fees.  No brokerage or finder's fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an "investment company" subject to registration under the Investment Company Act of 1940, as amended.

(v)          Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance in any material respect with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(w)          Application of Takeover Protections.  The Company and the Board of Directors of the Company have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under the Company's articles of association (or similar charter documents) or the laws of the State of Israel that is or would become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and Purchaser’s ownership of the Securities.

(x)          Disclosure.  The Company has provided, in all material respects, Purchaser with information regarding all the matters that Purchaser has requested.  Neither the Company nor any Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes material, non-public information, other than the terms of the transactions contemplated hereby and by the Collaboration Agreement.  No representations and warranties and written statements by the Company contained in this Agreement and the other Transaction Documents and in the documents delivered to the Purchaser in connection with its due diligence investigation of the Company in connection herewith contain any untrue statement of a material fact or omit to state any material fact necessary in order to make these representations and warranties and statements, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that (i) the  Purchaser has not made nor does it make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof, and (ii) the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document.

(y)          Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has timely made or filed with all appropriate Government Authorities all  tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due, other than taxes that the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been established.  There are no material tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.  Except as set forth on Schedule 3.1(y), there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

(z)           Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of any anti-bribery law or regulations, including the FCPA.

(aa)         Accountants.  The Company's accounting firm is set forth in the SEC Reports.  To the knowledge and belief of the Company, such accounting firm (i) is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company's Annual Report for the fiscal year ending December 31, 2018.

(bb)         Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(cc)         FDA.  As to each product subject to the jurisdiction of the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder ("FDCA") that is developed, manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a "Pharmaceutical Product"), such Pharmaceutical Product is being developed, manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance in all material respects with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports.  Except as set forth on Schedule 3.1(cc), there is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect.  The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  Except as set forth on Schedule 3.1(cc), the Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(dd)          Equity Incentive Plans. Each share option or other Common Stock Equivalents granted by the Company under the Company's Equity Incentive Pans was granted in accordance with the terms of the Company's Equity Incentive Plans and Law. No share option or other Common Stock Equivalent granted under the Company's Equity Incentive Plans has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options or other Common Stock Equivalents prior to, or otherwise knowingly coordinate the grant of share options or other Common Stock Equivalents with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee)          Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"). The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity for the purpose of financing the activities of any person that, to the Company’s knowledge, is currently subject to any U.S. sanctions administered by OFAC.

(ff)          U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser's request.

(gg)         Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA"), and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve").  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh)          Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws"), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ii)          Offering.  Subject to the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements and are exempt from the requirement to publish a prospectus in Israel under the Israeli Securities Law.  Neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company has either directly or indirectly, including through a broker or finder, engaged in any general solicitation or published any advertisement in connection with the offer and sale of Shares.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Markets on which the Common Stock are admitted to trading on the date hereof.

(jj)          No Integration.  Neither the Company nor any of its Affiliates nor, to the Company’s knowledge, any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would cause the offering of the Shares to be integrated with prior offerings by the Company in a manner that would (i) require the registration of the Shares under the Securities Act; (ii) require the publication of a prospectus in Israel under the Israeli Securities Law; or (iii) cause this offering of the Shares to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of NASDAQ or the TASE or the Israeli Companies Law. None of the Company, any of its affiliates or, to the knowledge of the Company, any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Shares under the Securities Act or the publication of a prospectus under the Israeli Securities Law or otherwise or cause the offering of any of the Shares to be integrated with other offerings of securities of the Company in such a manner as to require registration of the issuance of any of the Shares under the Securities Act or the publication of a prospectus under the Israeli Securities Law.

(kk)          Transfer Taxes. There are no transfer taxes or other similar fees or charges under Israeli law, U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(ll)          Acknowledgement Regarding Purchaser’s Trading Activity. Excluding the Israeli resale restrictions described in Section 3.2(h), it is understood and acknowledged by the Company that, following the public disclosure of the transactions contemplated by this Agreement and the Collaboration Agreement in accordance with the terms hereof, the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed with the Company to desist from effecting any transactions in or with respect to any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term.

3.2          Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)          Organization; Authority.  Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of Purchaser.  Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by Law.

(b)          Understandings or Arrangements.  Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Purchaser's right to sell the Securities in compliance with applicable federal and state securities laws).  Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status.  At the time Purchaser was offered the Securities, it was, and as of the date hereof it is an "accredited investor" as defined in Regulation D under the Securities Act.

(d)          Experience of Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Investment Representations and Warranties. Purchaser understands and agrees that the offering and sale of the Securities have not been registered under the Securities Act or the Israeli Securities Laws or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein.

(f)          Access to Information. Purchaser acknowledges that it has been furnished by the Company with information regarding the Company which it has requested, has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the Company; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects as it deemed sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g)          Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, Purchaser has not, directly or indirectly, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Other than to Purchaser's representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(h)        Israeli Resale Restrictions. Purchaser is aware of the fact that the resale of the Shares may be subject to certain restrictions under the Israeli Securities Law and the regulations promulgated thereunder, and therefore the resale of such Shares on the TASE may be subject to such restrictions. Purchaser undertakes to comply with such restrictions with respect to the resale of Securities on the TASE.

(i)         No Voting Agreements. Purchaser is not a party to any agreement or arrangement, whether written or oral, between Purchaser and any of the Company's shareholders as of the date hereof regulating the management of the Company, the shareholders' rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Company's shareholders, directors or officers.

(j)           No Governmental Review. Purchaser understands that no Israeli or United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)          Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, for which the Company or any of its Affiliates after the Closing would have any liabilities in connection with this Agreement, any of the transactions contemplated by this Agreement, or on account of any action taken by Purchaser in connection with the transactions contemplated by this Agreement.

(l)            Independent Advice. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

(m)          No General Solicitation. Purchaser is not subscribing for Securities as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to Purchaser in connection with investments in securities generally.

(n)          Restricted Securities.  Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.  Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available; provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in compliance  with applicable Israeli or United States securities laws.  Purchaser is aware of the provisions of Rule 144 under the Securities Act, which permit limited resale of securities purchased in a private placement.

ARTICLE IV.
 OTHER AGREEMENTS OF THE PARTIES

4.1          Furnishing of Information.  With a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company agrees, for so long as the Purchaser holds the Shares or, if shorter, 12 months  from the Closing Date, to use its commercially reasonable efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times on and after the date hereof; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (iii) furnish to the Purchaser promptly upon request (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (B) such other information as may be reasonably requested to avail the Purchaser of any rule or regulation of the Commission that permits the selling of any such securities without registration.

4.2          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3          Securities Laws Disclosure; Publicity.  The Company shall (a) by the Disclosure Time on the Trading Day immediately following the date hereof issue a press release disclosing the material terms of the transactions contemplated hereby including, but not limited to, the name of Purchaser, and (b) file a Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act (the “6-K Filing”).  The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, provided that either party shall be permitted to publicly disclose information that such party determines in good faith is necessary to be disclosed to comply with Law or the rules or regulations of any securities exchange on which such party’s stock may be listed, or pursuant to an order of a court or governmental entity, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Furthermore, notwithstanding the foregoing, information contained in press releases previously approved by the parties may be included in subsequent press releases and external communications, by either party without review by, or the necessity to obtain prior approval from, the other party.

4.4          MNPI.  The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 6-K Filing with the Commission without the express prior written consent of Purchaser, except such information provided pursuant to the Collaboration Agreement. To the extent that the Company delivers any material, non-public information to Purchaser without Purchaser’s consent (except information delivered pursuant to the Collaboration Agreement), the Company hereby covenants and agrees that Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided the parties shall remain subject to Law.

4.5          Use of Proceeds. The Company shall use the proceeds from the sale of the Securities hereunder solely for the continuation of its existing and planned research and development activities, including the clinical trials described in the SEC Reports, and other general working capital and research and development purposes. Without limiting the foregoing, none of such proceeds shall be used, directly or indirectly, (i) for the satisfaction of any debt of the Company (other than payment of trade payables incurred in the ordinary course of business of the Company and consistent with prior practices), (ii) for the redemption of any securities of the Company or (iii) with respect to any litigation involving the Company (including, without limitation, (A) the settlement thereof or (B) the payment of any costs or expenses related thereto).

4.6          Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser would be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Purchaser.

4.7          Indemnification of Purchaser.  Subject to the provisions of this Section 4.7, the Company will indemnify and hold Purchaser, its Affiliates and their respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (together referred to as "Loss") that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party's representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence, willful misconduct or willful malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of Purchaser Party’s counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.7 shall be made, subject to the procedure set forth above, by periodic payments of the amount thereof, as and when documented bills are received by the Company or Losses are otherwise incurred and notified in writing to the Company.  Notwithstanding the foregoing, the maximum aggregate monetary liability of the Company for any and all breaches of representations and warranties under this Agreement and as to any indemnification pursuant to clause (b) of this Section 4.7 solely to the extent such indemnification does not result from a breach of the Company’s covenants or other obligations under the Transaction Documents, as to any Purchaser Party and all Purchaser Parties together, shall not exceed the Subscription Amount; provided however, that in no event shall such aggregate monetary liability of the Company, as to any Purchaser Party and all Purchaser Parties together, for any and all breaches of Non-Fundamental Representations, exceed 50% of the Subscription Amount.  Representations and warranties regarding Organization and Qualification (Section 3.1(b)), Authorization; Enforcement (Section 3.1(c)), No Conflicts (Section 3.1(d)), Filings, Consents and Approvals (Section 3.1(e)), Issuance of the Securities; Registration (Section 3.1(f)), and Capitalization (Section 3.1(g)) shall be referred to as "Fundamental Representations", and all other representations and warranties shall be referred to as "Non-Fundamental Representations".

4.8          Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Nasdaq, and promptly following the date hereof, the Company shall apply to list or quote all of the Shares on Nasdaq and the TASE and promptly secure the listing of all of the Shares on each such Trading Market no later than the Closing Date. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.  The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.9          Transfer Restrictions. It is understood that the certificates evidencing the Securities may bear substantially the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

If any Shares are subject to the above legend, or any stop transfer or similar instruction or restriction, the Company shall, upon the request of the holder of such Shares, promptly cause such legends, stop transfer or similar instructions to be removed (and, if certificated, new certificates without such legends, stop transfer or similar instructions to be issued) if (a) such Shares have been, or are being substantially contemporaneously, resold pursuant to an effective registration statement with the Commission or (b) the holder of such Shares provides the Company a customary certification regarding its satisfaction of the holding period and its non-affiliate status under Rule 144 and, if within the first twelve (12) months of Closing, at the holder’s election, a letter by the holder’s broker or a certification from the holder regarding the substantially contemporaneous sale of the Shares in connection with the removal of such legends, stock transfer or similar instructions (which may be relied upon by the Company and its counsel and transfer agent).

4.10          Information for Tax Purposes: Not later than one hundred twenty (120) days after the end of the Company’s fiscal year, the Company will determine whether it and each of its non-U.S. subsidiaries constitutes a "passive foreign investment company” ("PFIC") or a "controlled foreign corporation" (a "CFC") as defined for U.S. tax purposes under Section 1298 of the U.S. Internal Revenue code, as amended (the "Code") for such fiscal year and will so advise Purchaser. For each fiscal year of the Company beginning with the tax year ending December 31, 2018, commencing with the first fiscal year for which it is determined to be a PFIC, the Company and each of its non-U.S. subsidiaries shall no later than one hundred twenty (120) day after the end of such fiscal year, furnish Purchaser with all information necessary for them to make a qualified electing fund ("QEF") election, including: (a) a PFIC Annual Information Statement under Section 1295(b) of the Code; and (b) all information necessary for it to complete IRS Form 8621 (or successor form). Additionally, to the extent additional information is required to meet U.S. tax reporting requirements, the Company agrees to furnish all necessary documentation to comply, to the extent legally permissible.  All information shall be provided in English.

ARTICLE V.
 MISCELLANEOUS

5.1          Termination.  This Agreement may be terminated by Purchaser by written notice to the Company if the Closing has not been consummated on or before fifth Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2          Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Purchaser.

5.3          Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon Purchaser, any holder of Securities and the Company.

5.6          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser.  Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to Purchaser.

5.8          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5 and this Section 5.8.

5.9          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.5, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10          Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities until: (1) for Non-Fundamental Representations, 12 months after the Closing, and (2) for Fundamental Representations, the expiration of the applicable statute of limitation.

5.11          Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.12          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13          Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14          Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15          Remedies.  From and after the Closing, except with respect to any claims for fraud, intentional misrepresentation, or willful misconduct or criminal conduct or remedies of specific performance, injunction, restraining order or other equitable relief, the parties agree that the indemnification provided for in Section 4.7 shall provide the sole and exclusive monetary remedy for any Loss incurred by reason of any breach of obligations contained in the Transaction Documents.

5.16          Payment Set Aside.  To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17          Non-Business Days; Non-Trading Days.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.19          WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPUGEN LTD.	Address for Notice:
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):	Azrieli Center 26 Harokmim Street, Bldg D Holon, Israel 5885849 Attention: CFO and General Counsel
Cooley LLP 1114 Avenue of the Americas New York, NY 10036

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SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BRISTOL-MYERS SQUIBB COMPANY	Address for Notice:
By:__________________________________________ Name: Title: With a copy to (which shall not constitute notice):	Bristol-Myers Squibb Company 430 East 29th Street, 14th Floor New York, New York 10016 Attention: Executive Vice President and General Counsel
Bristol-Myers Squibb Company Route 206 & Province Line Road Princeton, New Jersey 08543 Attention: Senior Vice President and Deputy General Counsel, Transactional Practice Group

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Exhibit A

Company’s Wire Instructions